EXHIBIT 5.1

                                CONRAD C. LYSIAK

                          ATTORNEY AND COUNSELOR AT LAW

                          METROPOLITAN FINANCIAL CENTER

                              601 WEST FIRST AVENUE

                                    SUITE 503

                            SPOKANE, WASHINGTON 99201

                          TEL: (509) 624-1475                       ADMITTED
                          FAX: (509) 747-1770                       --------
                                                                    OKLAHOMA
                                                                   WASHINGTON
                                  May 21, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  205499

                                       RE:   DDI International, Inc
                                             Registration Statement on Form SB-2

Gentlemen:

                  I am counsel to DDI International Inc. (the "Company") and have been requested to supply you with an opinion on legality required by Item 601(b)(5) of Reg. S-B to be included in the Company's Form SB-2 registration statement (the "Registration Statement"). My opinion is limited to the matters contained herein and I am not counsel to the Company with respect to the preparation or filing of the Registration Statement. The Registration Statement filed by the Company relates to the resale by certain selling shareholders of up to 5.5 million shares of common stock which were distributed by the Company to one selling shareholder pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") and to the remaining selling shareholders pursuant to Reg. S of the Act.

                  This opinion is being delivered to you and I consent to the same being included in the Company's Form SB-2 registration statement.

                  I have examined (1) the Articles of Incorporation and the Corporate Charter; (2) the Bylaws of the Company currently in effect; (3) the Registration Statement; and, (4) such other corporate records, certificates, documents and other instruments as in my opinion are necessary or appropriate in connection with expressing the opinions set forth below.


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                                              Securities and Exchange Commission
                                              RE: DDI International Inc.
                                              May 21, 2002
                                              Page 2

                Based upon the foregoing, it is my opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada.

2. The shares of common stock included in the Registration Statement were validly issued, fully paid and are nonassessable.

3. The shares of common stock when sold, will be legally issued, fully paid and non-assessable.

                  I hereby consent to reference in the heading "Experts" appearing in the prospectus which is part of the Registration Statement within the limitations of the matters addressed in this opinion.

                                                     Yours truly,

                                                     /s/ Conrad C. Lysiak

                                                     Conrad C. Lysiak

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